Exhibit 99.1

Union Bankshares Corporation and Xenith Bankshares, Inc. Announce Regulatory Approval for Proposed Merger

Richmond, Va., October 17, 2017 - Union Bankshares Corporation (“Union” or the “Company”) and Xenith Bankshares, Inc. (“Xenith”) jointly announced the receipt of regulatory approval from the Federal Reserve Bank of Richmond and from the Virginia State Corporation Commission to move forward with the proposed merger of Xenith into Union. The proposed merger remains subject to approval by shareholders of Union and Xenith.

“We are pleased to have received all of the regulatory approvals needed to proceed with the acquisition and remain on track to close the transaction in early January 2018,” said John C. Asbury, President and CEO of Union.

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH), is the holding company for Union Bank & Trust, which has 111 branches and approximately 173 ATMs throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products; Union Insurance Group, LLC, which offers various lines of insurance products; and Old Dominion Capital Management, Inc., which provides investment advisory services.

Additional information on the Company is available at http://investors.bankatunion.com.

About Xenith Bankshares, Inc.
Xenith Bankshares, Inc. (NASDAQ: XBKS) is the holding company for Xenith Bank, a full-service commercial bank headquartered in Richmond, Virginia. Xenith Bank specifically targets the banking needs of middle market and small businesses, local real estate developers and investors, and retail banking clients. XBKS also offers marine finance floorplan and end-user products through its Shore Premier Finance division. Xenith Bank’s regional area of operations spans from greater Baltimore, Maryland to Raleigh and eastern North Carolina, complementing its significant presence in Greater Washington, D.C., Greater Richmond, Virginia, Greater Hampton Roads, Virginia and on the Eastern Shore of Maryland and Virginia. Xenith Bank has 40 full-service branches and two loan production offices located across these areas with its headquarters centrally located in Richmond.

Additional information about Xenith and its subsidiaries can be found at www.xenithbank.com.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements

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are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

•
the possibility that any of the anticipated benefits of the Pending Merger with Xenith will not be realized or will not be realized within the expected time period, the businesses of the Company and Xenith may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the expected revenue synergies and cost savings from the Pending Merger may not be fully realized or realized within the expected time frame, revenues following the Pending Merger may be lower than expected, customer and employee relationships and business operations may be disrupted by the Pending Merger, or obtaining required shareholder approvals, or completing the Pending Merger on the expected timeframe, may be more difficult, time-consuming or costly than expected,

•	changes in interest rates,

•	general economic and financial market conditions,

•	the Company’s ability to manage its growth or implement its growth strategy,

•	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets,

•	levels of unemployment in the Bank’s lending area,

•	real estate values in the Bank’s lending area,

•	an insufficient allowance for loan losses,

•	the quality or composition of the loan or investment portfolios,

•	concentrations of loans secured by real estate, particularly commercial real estate,

•	the effectiveness of the Company’s credit processes and management of the Company’s credit risk,

•	demand for loan products and financial services in the Company’s market area,

•	the Company’s ability to compete in the market for financial services,

•	technological risks and developments, and cyber attacks or events,

•	performance by the Company’s counterparties or vendors,

•	deposit flows,

•	the availability of financing and the terms thereof,

•	the level of prepayments on loans and mortgage-backed securities,

•	legislative or regulatory changes and requirements,

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•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, and

•	accounting principles and guidelines.

More information on risk factors that could affect the Company’s forward-looking statements is available on the Company’s website, http://investors.bankatunion.com or the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and other reports filed with the Securities and Exchange Commission (“SEC”). The information on the Company’s website is not a part of this press release. All risk factors and uncertainties described in those documents should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

ADDITIONAL INFORMATION ABOUT THE PENDING MERGER AND WHERE TO FIND IT

In connection with the Pending Merger, the Company has filed with the SEC a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued to the shareholders of Xenith. The registration statement includes a joint proxy statement of the Company and Xenith and a prospectus of the Company. A definitive joint proxy statement/prospectus was first sent to the shareholders of the Company and Xenith on September 21, 2017 seeking their approval of the Pending Merger and related matters. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and shareholders of the Company and Xenith are urged to read carefully the entire registration statement and joint proxy statement/prospectus, including all amendments thereto, because they contain important information about the Pending Merger. Free copies of these documents may be obtained as described below.

Investors and shareholders of both companies are urged to read the registration statement on Form S-4 and the joint proxy statement/prospectus included within the registration statement and any other relevant documents filed with the SEC in connection with the Pending Merger because they contain important information about the Company, Xenith and the Pending Merger. Investors and shareholders of both companies are urged to review carefully and consider all public filings by the Company and Xenith with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus and other documents filed with the SEC also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or Xenith Bankshares, Inc., 901 E. Cary Street Richmond, Virginia, 23219, Attention: Thomas W. Osgood (telephone: (804) 433-2200), or by accessing the Company’s website at www.bankatunion.com under “Investor Relations” or Xenith’s website at www.xenithbank.com under “Investor Relations” under “About Us.” The information on the

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Company’s and Xenith’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

The Company and Xenith and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and/or Xenith in connection with the Pending Merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders filed with the SEC on March 21, 2017. Information about the directors and executive officers of Xenith is set forth in Xenith’s Annual Report on Form 10-K, as amended, filed with the SEC on May 1, 2017. Additional information regarding the interests of these participants and other persons who may be deemed participants in the Pending Merger may be obtained by reading the joint proxy statement/prospectus regarding the Pending Merger when it becomes available. Free copies of these documents may be obtained as described above.

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications for Union Bankshares Corporation